UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 23, 2016
NGA HoldCo, LLC
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-52734 (Commission File Number)	20-8349236 (IRS Employer Identification No.)

21 Waterway Avenue, Suite 150 The Woodlands, TX 77380 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code 713-559-7400
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01.    Completion of Acquisition or Disposition of Assets.
During the period from January 26, 2016 through March 23, 2016, NGA Holdco LLC (the "Company"), through its indirect wholly owned subsidiary, NGA AcquisitionCo LLC, liquidated the Company's ownership interest in Eldorado Resorts, Inc. ("ERI") through the sale in open market transactions of a total of 4,030,440 shares of ERI's common stock representing at December 31, 2015 (based on the public reports of ERI) approximately 8.6% of such shares issued and outstanding. The total consideration received by the Company for the ERI shares, net of approximately $121,000 of commissions, was approximately $41.4 million of cash proceeds.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGA HOLDCO, LLC

Date: April 13, 2016	By:	/s/ Timothy T. Janszen
Timothy T. Janszen, Operating Manager